SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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☑	Definitive Proxy Statement
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VERAMARK TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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VERAMARK TECHNOLOGIES, INC.
3750 Monroe Avenue
Pittsford, New York 14534

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2008
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2008
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 — 2008 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 4 — OTHER MATTERS
SHAREHOLDER PROPOSALS
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2008

To the Shareholders of
VERAMARK TECHNOLOGIES, INC.:
     Notice is hereby given that the Annual Meeting of Shareholders of Veramark Technologies, Inc. (the “Company”) will be held at the Company’s offices at 3750 Monroe Avenue, Pittsford, New York, on May 28, 2008, beginning at 9:00 a.m. local time, for the following purposes:
1)	To elect five Directors, each to serve a term of one year;

2)	To consider and vote upon the 2008 Employee Stock Purchase Plan;

3)	To ratify the appointment of independent auditors for the year ending December 31, 2008;

4)	To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 31, 2008 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.
     All Shareholders are invited to attend the meeting in person. However, if you are unable to attend the meeting, it is nevertheless important that you be represented. A Proxy is enclosed for that purpose.
     Your attention is directed to the Proxy Statement submitted with this notice.

By Order of the Board of Directors Robert N. Latella Secretary
Dated: April 16, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, PLEASE REGISTER YOUR VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY MAIL, TELEPHONE OR INTERNET. FURTHER INSTRUCTIONS ARE CONTAINED ON THE ENCLOSED PROXY BALLOT CARD.

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VERAMARK TECHNOLOGIES, INC.
3750 MONROE AVENUE
PITTSFORD, NEW YORK 14534

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2008

     This Proxy Statement is furnished to Shareholders in connection with the solicitation of proxies by the Board of Directors of Veramark Technologies, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of the Company to be held on May 28, 2008 at 9:00 a.m., local time, at the Company’s office at 3750 Monroe Avenue, Pittsford, New York (the “Meeting”). A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company’s Secretary, 3750 Monroe Avenue, Pittsford, New York 14534. A copy of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) is available without charge upon written request to the Company’s Secretary at the Company’s corporate offices, or from the SEC’s website at www.sec.gov. This Proxy Statement, Annual Report and Form of Proxy will first be sent to Shareholders on or about April 16, 2008.
SOLICITATION AND REVOCABILITY OF PROXIES
     The enclosed proxy for the Meeting is being solicited by the directors of the Company. Shareholders of record may vote by mail, telephone, or via the Internet. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if being mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a Shareholder attending the Meeting, withdrawing the proxy and voting in person.
     The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefore) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     The close of business on March 31, 2008 has been fixed as the record date for determination of the Shareholders entitled to notice of, and to vote at, the Meeting. On that date there were outstanding and entitled to vote 9,466,368 shares of common stock, par value $.10 per share, of the Company (the “Common Stock”) each of which is entitled to one vote on each matter at the Meeting.
     Pursuant to the Company’s Bylaws, a majority of the votes cast at the Meeting will be required to: elect directors; approve the 2008 Employee Stock Purchase Plan; and ratify the appointment of the independent auditors for 2008.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Holders of shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast at the Meeting as to any proposal as to which the brokers abstain.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth information as of March 31, 2008, with respect to the persons or groups (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), believed by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, by certain executive officers, directors, nominees for director and by all directors and certain executive officers as a group.

	Amount and Nature of
	Shares of Common		Percent of
Name and Address	Stock Beneficially Owned		Class (1)
Summit Capital Management, LLC	1,523,490	(2)	16.1%
601 Union Street, Suite 3900 Seattle, Washington 98101

David G. Mazzella	930,400	(3)	9.8%
6001 Pelican Bay Blvd #402 Naples, FL 34108

Albert J. Montevecchio	589,856	(4)	6.2%
20 Fairfield Drive Fairport, New York 14450

Charles A. Constantino	65,000	(5)	*

John E. Gould	98,000	(6)	1.0%

Michael R. Holly	10,000		*

Andrew W. Moylan	45,333	(7)	*

William J. Reilly	110,700	(8)	1.2%

Anthony C. Mazzullo	204,500	(9)	2.2%

Ronald C. Lundy	128,283	(10)	1.4%

Seth J. Collins	—		*

All Directors and Executive Officers as a Group (7 Individuals)	661,816	(11)	7.0%

	9,466,368

*	Indicates less than 1.0%.

(1)	Based on the number of shares of Common Stock outstanding as of March 31, 2008, which were 9,466,368 shares of Common Stock.

(2)	Based upon a Statement on Schedule 13D filed with the SEC on March 3, 2008 which indicated that (i) John C. Rudolf has shared voting and dispositive power with respect to 1,523,490 shares of Common Stock; and (ii) Summit Capital Management, LLC shares voting and dispositive power with respect to 1,523,490 shares of Common Stock.

(3)	Includes 900,000 shares of Common Stock Mr. Mazzella has the right to acquire pursuant to exercisable options issued under the 1998 Long Term Incentive Plan.

(4)	Includes 196,856 shares of Common Stock owned by Montevecchio Associates, a limited partnership of which Albert J. Montevecchio is a general partner.

(5)	Includes 60,000 shares of Common Stock Mr. Constantino has the right to acquire pursuant to options issued under the Company’s Stock 1998 Long Term Incentive Plan.

(6)	Includes 90,000 shares of Common Stock Mr. Gould has the right to acquire pursuant to options issued under the 1998 Long Term Incentive Plan.

(7)	Includes 33,333 shares of Common Stock Mr. Moylan has the right to acquire pursuant to options issued under the 1998 Long Term Incentive Plan.

(8)	Includes 90,000 shares of Common Stock Mr. Reilly has the right to acquire pursuant to options issued under the 1998 Long Term Incentive Plan.

(9)	Includes 200,000 shares of Restricted Common Stock issued to Mr. Mazzullo pursuant to the 1998 Long Term Incentive Plan.

(10)	Includes 125,000 shares of Common Stock Mr. Lundy has the right to acquire pursuant to options issued under the 1998 Long Term Incentive Plan.

(11)	Includes 398,333 shares of Common Stock the directors and executive officers have the right to acquire pursuant to options issued under the 1998 Long Term Incentive Plan, and 200,000 shares of Restricted Common Stock issued to Mr. Mazzullo, as per note number nine above.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Nominees
     At the Meeting, five directors, comprising the entire membership of the Board of Directors of the Company, are to be elected. Each elected director will serve until the Company’s next Annual Meeting of Shareholders and until a successor is elected and qualified. Nominees Charles A. Constantino, John E. Gould, and Andrew W. Moylan are members of the present board and were elected at the Company’s 2007 Annual Meeting of Shareholders.
     Michael R. Holly and William J. Reilly, members of the Board since 2007 and 1996, respectively, are not standing for re-election.
     Messrs. Anthony C. Mazzullo and Seth J. Collins have been nominated by the Board for Directors to fill the remaining positions of the Board.
     The Company’s directors recommend a vote FOR the five nominees listed below. Except where authority to do so has been withheld, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election as directors of the five nominees named below.
     All nominees are willing to serve on the board, if elected, however, if any nominee becomes unwilling or unavailable to stand for re-election or to serve for any reason or if a vacancy on the board occurs before the election (which events are not anticipated), the holders of the Proxy may vote for such other person in accordance with their judgment. The Company’s Board of Directors has determined that all of the nominees, with the exception of Mr. Mazzullo, are independent as defined by NASDAQ rules.

			Director
Name of Nominee	Age	Principal Occupation For Past Five Years	Since
Charles A. Constantino	68	A Director of Veramark since May, 2002. Mr. Constantino has also been a Director and Executive Vice President of PAR Technology Corporation (NYSE:PTC) for more than five years. PTC develops, manufactures, markets, installs and services microprocessor-based transaction processing systems for the restaurant and industrial market places and also designs software. Their government business segment provides the United State Department of defense, and other federal and state government organizations, with a wide range of technical products and services. Mr. Constantino is also a Director and Past Chairman of the Board of Trustees of St. John Fisher College, and a Director of Adirondack Bank.	2002

John E. Gould	63	A Director of Veramark since August 1997. For more than five years, Mr. Gould was a Partner in Gould & Wilkie LLP, a general practice law firm located in New York City. On May 1, 2002, Gould & Wilkie LLP combined with Thompson Hine LLP, a larger general practice law firm with headquarters in Cleveland, Ohio. Mr. Gould serves on the Executive Committee of Thompson Hine LLP. Mr. Gould is also Chairman of the American Geographical Society and a Director of the Gerber Life Insurance Company.	1997

			Director
Name of Nominee	Age	Principal Occupation For Past Five Years	Since
Andrew W. Moylan	68	Has been a director of Veramark since September 2004, and was elected Chairman of the Board in January 2008. Mr. Moylan retired as a senior Partner from the Deloitte management consulting practice in New York in 2002 after 20 years of practice. Since his retirement, Mr. Moylan has served as President of BCS plc, North America, a risk management software company, and President, Chief Operating Officer and director of MarketDataInsite, a spend management company.	2004

Anthony C. Mazzullo	50	Elected President and Chief Executive Officer of Veramark effective January 1, 2008. Since 2004 Mr. Mazzullo was Senior Vice President of ePLUS Systems, Inc., a wholly owned subsidiary of ePLUS, Inc., a publicly held software and professional services company. Prior to that, Mr. Mazzullo founded and served as President and Chief Executive Officer of eTrack Solutions, a professional services company that assisted organizations in streamlining operations and optimally applying software applications to their business. eTrack Solutions was sold to Manchester Technologies in 2001 where Mr. Mazzullo served as President of Software and Consulting Operations until 2004. Mr. Mazzullo holds a BS in Electrical Engineering from Cornell University and an MBA in Finance from the University of Rochester Simon School.

Seth J. Collins	41	Mr. Collins is a co-founder and President of Stone Mountain Capital, a capital fund that provides loans primarily for commercial real estate projects. Prior to that, from February 1998 to July 2005, Mr. Collins served as President and a board member of Manchester Technologies, a single source solutions provider specializing in display technology and custom networking. For 20 years, Mr. Collins has been involved with technology companies, including various aspects of corporate management, mergers and acquisitions, sales channel development, consulting, and business strategy. Mr. Collins holds a BS in Finance and Computer Science from Rensselaer Polytechnic Institute (RPI).
Other Directorships and Trusteeships
     None of the Directors and nominees to the Company’s Board of Directors serves on the Boards of Directors or the Boards of Trustees of any other publicly held company, with the exception of Mr. Constantino who serves as a member of the Board of Directors of PAR Technology Corporation (NYSE:PTC).

Committees and Meeting Data
     During 2007, the full Board of Directors held eight meetings, and took an additional action by unanimous consent. The Company’s Board of Directors established a process whereby shareholders may send communications to the board. That process is set forth in the Policy for Shareholder Communications with Board Members, a copy of which is attached as Exhibit A.
     The Audit Committee of the board currently consists of Messrs. Moylan, Constantino, and Holly all of whom are independent as defined under SEC and NASDAQ rules. The Audit Committee, which met six times during the year, appoints and oversees the work of the Company’s independent accountants, as well as oversees that the Corporation has maintained and established processes for reliable accounting policies and financial reporting and disclosure, and such other duties as more particularly set forth in its Charter, a copy of which is attached as Exhibit B. The board has determined that Michael R. Holly qualifies as an Audit Committee Financial Expert as that term is defined by SEC rules.
     The Compensation Committee of the board currently consists of Messrs. Constantino, Moylan, and Reilly, all of whom are independent as defined by NASDAQ rules. The Compensation Committee, which met nineteen times during the year and also took five additional actions by unanimous consent, reviews and sets compensation for the Chief Executive Officer (“CEO”), all other executive officers of the Company and members of the Company’s Board of Directors, establishes compensation, incentive and benefit plans for the CEO and all other executive officers and directors of the Company and approves payments under such incentive plans. The Charter of the Compensation Committee is included as Exhibit C.
     The Executive Committee, consisting of Messrs. Constantino and Reilly, and Moylan has authority to act on behalf of the full Board of Directors during intervals between meetings of the full board. The Executive Committee did not meet in 2007.
     The Nominating Committee consists of all members of the board who are independent as defined by NASDAQ rules. Currently, those individuals are Messrs. Constantino, Gould, Moylan, Holly, and Reilly. The Nominating Committee identifies the slate of director nominees for election to the Company’s board, recommends candidates to fill vacancies occurring between annual shareholder meetings, and otherwise establishes and oversees the process for nominations for election to the Company’s Board, in accordance with applicable laws and rules. Although the Nominating Committee did not meet separately from regular Board meetings, matters pertaining to nominee and vacancies were regularly reviewed and discussed as part of scheduled Board meetings. The Charter of the Nominating Committee is included as Exhibit D.
     The Nominating Committee will consider candidates recommended by shareholders and the procedures to be followed by shareholders in submitting such recommendations. The Nominating Committee continually seeks to identify qualified candidates for nomination to the Company’s board; however it has not established any formal procedure in that regard. All candidates identified as potential nominees for election to the board, whether identified by a shareholder or otherwise, are evaluated in the same manner. Although neither the board nor the Nominating Committee has established any minimum qualifications for director nominees, any potential nominee must have sufficient experience, knowledge, ability and time to fulfill the obligations of a member of the Company’s board.
     The Company encourages all directors to attend annual meetings, but has not established any formal policy with respect to such attendance. All members of the Company’s board attended last year’s annual meeting.
     During 2007, all directors nominated for re-election attended no less than 75% of the total number of meetings of the Board of Directors and any board committee on which he served, with the exception of Mr. Gould, who missed three (of eight) meetings of the Board.

Audit Committee Report.
     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and policies, internal controls, and the selection and oversight of the Company’s independent accountants, and providing laws, regulations and policies relating to the Company’s accounting and reporting practices, and the quality and integrity of the Company’s financial reports. The Audit Committee is currently composed of three directors, Messrs. Moylan, Constantino, and Holly, each of who is independent and meets the requirements of the National Association of Securities Dealers. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is attached as Exhibit B.
     Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”
     In this context, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007. The Audit Committee also met with representatives of the Company’s auditors to discuss and review the results of the independent auditors’ examination of the financial statements for the year ended December 31, 2007 and the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee reviewed with management and representatives of the Company’s auditors each Quarterly Report on Report 10-Q prior to its filing with the SEC.
     The Audit Committee has also received from the Company’s auditors the written disclosures required pursuant to the Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) addressing all relationships between the auditors and the Company that might bear on the auditors’ independence and has discussed the same with representatives of the Company’s auditors.
     Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the SEC.

The Audit Committee Andrew W. Moylan, Chair Charles A. Constantino Michael R. Holly

Section 16(a) Beneficial Ownership Reporting Compliance
     Based upon reports filed by the Company with the SEC and copies of filed reports received by the Company, the Company believes all reports of ownership and changes in ownership of the Common Stock required to be filed with the SEC during 2007 by the Company’s directors, officers and more than 10 percent shareholders, were filed in compliance with Section 16(a) of the Exchange Act.
Executive Officers
The following is a list of the Company’s executive officers:

Name	Age	Principal Occupation For Past Five Years
Anthony C. Mazzullo	50	President and Chief Executive Officer of Veramark Technologies, Inc. since January 1, 2008. Senior Vice President of ePLUS Systems Inc. from 2004 - 2007. President of Software Consulting Operations of Manchester Technologies from 2001 - 2004.

Ronald C. Lundy	56	Vice President of Finance and Chief Financial Officer of Veramark Technologies, Inc. since 2007. Treasurer from 1993 - 2006.
There are no family relationships between any of the directors or executive officers of the Company.
The Company has adopted a Code of Business Conduct and Ethics for all principal executive officers, directors, and employees of the Company, a copy of which is attached as Exhibit E.
Retirement Benefits
     The named executives listed below are participants in the Company’s Supplemental Executive Retirement Plan (SERP). The amount of the retirement benefit varies depending upon length of service, retirement age and average salary. For Mr. Mazzella the benefit is equal to 60% of $330,000, his highest annual salary achieved while employed by the Company. Mr. Mazzella’s benefit is payable for 15 years. For the other named executives the annual benefit is 40% of the average of the three years highest salaries while employed at the Company, and is payable until death.
     The following table indicates the projected retirement benefit for each of the Named Executives who are eligible under the Company’s retirement plan. Mr. Smith retired February 10, 2008. The retirement benefit referenced in the table below will begin upon Mr. Smith attaining age 65, which will occur in April 2009. Mr. Lundy’s projected benefit assumes continued employment with the Company until attaining retirement age.

			Number of
			Years Credited
			Service at	Present Value	Payments	Annual Benefit
	Current		December 31,	of Accumulated	During Last	at Retirement
Name	Age	Plan Name	2007	Benefits	Fiscal Year	Age
David G. Mazzella	67	1991 SERP	11	$1,927,973	0	$198,000
Douglas F. Smith	63	1991 SERP	23	$463,279	0	$48,000
Ronald C. Lundy	56	1991 SERP	24	$215,776	0	$63,760

Summary Compensation Table
The following table summarizes, for the fiscal years ended December 31, 2007, 2006, and 2005, the compensation paid or accrued to the Company’s Chief Executive Officer and Principal Financial Officer, and its two other executive officers, whose cash compensation exceeded $100,000 during 2007 (the “Named Executives”).

							All Other
						Change in	Annual
Name and				Stock	Option	Pension	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	Awards	Awards	Value (5)	($)		Total $
Ronald C. Lundy	2007	122,307	0	0	0	8,183	11,144	(1)	141,634
Vice President of Finance	2006	114,807	0	0	0	24,726	11,298	(1)	150,831
Chief Financial Officer	2005	110,001	0	0	0	21,545	10,163	(1)	141,709

David G. Mazzella (x)	2007	330,000	0	0	0	149,791	157,172	(2)	636,963
Former President, Chief Executive	2006	330,000	0	0	0	237,296	133,920	(2)	701,216
Officer, Chairman of the Board	2005	330,000	0	0	0	282,805	127,086	(2)	739,891

Martin F. LoBiondo (y)	2007	110,978	0	0	0	—	101,570	(3)	212,548
Former Senior Vice President	2006	149,999	10,000	0	0	11,345	9,588	(3)	180,932
	2005	124,615	0	0	0	47,941	8,556	(3)	181,112

Douglas F. Smith (z)	2007	124,462	0	0	0	81,920	15,780	(4)	222,162
Former Vice President — Operations	2006	122,885	0	0	0	40,818	16,775	(4)	180,478
	2005	120,000	0	0	0	46,011	14,931	(4)	180,942

(1)	Includes (i) automobile allowance of $6,288; (ii) life insurance premiums paid by the Company of $ 1,645, $1,513, and $1,366, in 2007, 2006, and 2005, respectively; (iii) officer’s medical reimbursement insurance premium paid by the Company of $2,205, $3,000, and $2,040, in 2007, 2006, and 2005, respectively; and (iv) other life insurance premiums paid by the Company.

(2)	Includes (i) $79,738 consisting of premium paid on split-dollar life insurance policy and tax reimbursement award. In 2004, the Company modified the split-dollar insurance arrangement then in place with Mr. Mazzella under his employment agreement, whereby, commencing in July 2004, Mr. Mazzella was responsible for the payment of the annual premium directly and the Company was required to reimburse Mr. Mazzella for the amount of the premium ($47,783) plus an amount of “tax allowance” ($31,955) equal to the additional federal and state income and employment tax incurred by Mr. Mazzella upon receipt of the premium reimbursement and the tax allowance; (ii) automobile allowance of $14,400; (iii) life insurance premiums paid by the Company; (iv) officer’s medical insurance premiums paid by the Company of $16,306, $15,274, and $13,715 in 2007, 2006, and 2005, respectively; (v) club membership; and (vi) other non-cash compensation.

(3)	Includes (i) automobile allowance of $3,668 in 2007 and $6,288 in 2006 and 2005; (ii) officer’s medical reimbursement insurance premium paid by the Company of $2,205, $3,000, and $2,040, in 2007, 2006, and 2005, respectively; (iii) stock option exercises of $38,005 in 2007; and (iv) severance payments of $57,692 in 2007.

(4)	Includes (i) automobile allowance of $8,580; (ii) officer’s medical reimbursement insurance premium paid by the Company of $3,675, $5,000, and $3,480 in 2007, 2006, and 2005, respectively; and (iii) other life insurance premiums paid by the Company.

(5)	Reflects the actuarial increase in the present value of benefits under the Supplemental Executive Retirement Plan (“SERP”) established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

(x)	Retired from the Company effective December 31, 2007.

(y)	Resigned from the Company effective July 30, 2007.

(z)	Retired from the Company effective February 8, 2008.

Employment Agreements
     The Company has an employment agreement with Anthony C. Mazzullo to serve as President and Chief Executive Officer of the Company. The term of that employment agreement ends on December 31, 2010. The agreement provides for a minimum gross salary of $225,000 per year and an annual bonus to be determined each year by the Board of Directors in its sole discretion, not to exceed $120,000. It also provides Mr. Mazzullo with 200,000 shares of restricted stock, which will vest ratably upon meeting certain performance criteria. The agreement also calls for the Board to nominate Mr. Mazzullo as a director each year during the term of the agreement.
     The Company had an employment agreement with David G. Mazzella to serve as President and Chief Executive Officer of the Company, the term of which expired on December 31, 2007. Mr. Mazzella’s compensation, benefits, stock option awards, and other compensation set forth in the several compensation and stock option tables which follow were paid, or awarded to Mr. Mazzella pursuant to the terms of his employment agreement.
     The Company had a severance agreement with Martin F. LoBiondo, which agreement, terminated upon Mr. LoBiondo’s resignation on July 30, 2007.
Equity Compensation Plan Information
     At December 31, 2007, the Company had the following securities authorized for issuance under equity compensation plans.

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options	outstanding options	securities reflected in
			Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,257,943	$1.60	1,276,403

Equity compensation plans not approved by security holders	0	0	0

Total	2,257,943	$1.60	1,276,403

Stock Options
     The Company has a stock option plan under which employees may be granted incentive stock options and non-qualified stock options to purchase the Company’s Common Stock. All full-time employees of the Company are eligible to receive stock options. The Compensation Committee of the Board of Directors administers the plan and makes all determinations with respect to eligibility, option price, term and exercisability, except that the option price on incentive stock options may not be less than 100% of fair market value on the date of grant and the term of any option may not exceed ten years.

Stock Option Grants 2007

					Market
	Options	Grant		Exercise	Price on	Expiration
Name	Granted	Date		Price	Grant Date	Date
Mazzella, David G.	400,000	05/22/07	(1)	0.78	0.78	05/22/17
Mazzella, David G.	100,000	12/17/07	(1)	0.73	0.73	12/16/17
Lundy, Ronald C.	9,000	05/22/07	(2)	0.78	0.78	05/22/17
Smith, Douglas F.	7,000	05/22/07	(3)	0.78	0.78	(3)

(1)	100% vested immediately upon grant date, as per Employment Agreement dated March 28, 2005.

(2)	Vesting in full upon one year anniversary of grant date.

(3)	Orginial vesting schedule as outlined in footnote (2). In accordance with the provisions of the 1998 Veramark Long Term Incentive Plan, Mr. Smith’s retirement on February 8, 2008, has accelerated both the vesting schedule and the expiration date, such that this grant is now fully vested and will expire on May 14, 2008.
Stock Option Exercises 2007
The following options were exercised by the Named Executives during 2007.

	# Options	Exercise	Dollar Value
Name	Exercised	Date	Realized
LoBiondo, Martin F	35,000	08/28/07	17,850
LoBiondo, Martin F	10,000	08/29/07	4,700
LoBiondo, Martin F	10,000	09/07/07	4,700
LoBiondo, Martin F	20,000	09/10/07	7,700
LoBiondo, Martin F	23,500	09/11/07	3,055

	98,500		38,005

The following table shows the year-end value of unexercised in-the-money options held by the Named Executives at the fiscal year end. Year-end values are based upon the closing price of a share of Common Stock on the closing bid quote on the OTCBB on December 31, 2007 ($0.71).
Outstanding Equity Awards at Fiscal Year End
And Fiscal Year End Option Values

	Number of Unexercised Options		Option	Option	Value of Unexercised In-The-Money
	At Fiscal Year End		Exercise	Expiration	Options at Fiscal Year End (1)
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date	Exercisable ($)	Unexercisable ($)
Mazzella, David G.	100,000	0	2.34	08/28/10	0	0
	300,000	0	0.43	08/09/11	84,000	0
	400,000	0	0.78	05/22/17	0	0
	100,000	0	0.73	12/16/17	0	0

	900,000	0			84,000	0

Lundy, Ronald C.	5,000	0	3.82	09/11/08	0	0
	16,000	0	6.37	01/11/09	0	0
	30,000	0	2.34	08/28/10	0	0
	40,000	0	0.43	08/09/11	11,200	0
	25,000	0	0.48	05/15/13	5,750	0
	0	9,000	0.78	05/22/17	0	0

	116,000	9,000			16,950	0

Smith, Douglas F.	5,000	0	3.82	09/11/08	0	0
	8,000	0	4.46	12/19/08	0	0
	5,000	0	6.37	01/11/09	0	0
	20,000	0	2.34	08/28/10	0	0
	32,500	0	0.43	08/09/11	9,100	0
	20,000	0	0.48	05/15/13	4,600	0
	0	7,000	0.78	05/22/17	0	0

	90,500	7,000			13,700	0

(1)	At December 31, 2007, the closing price of Veramark Technologies, Inc. common stock was $0.71.

Director Compensation

				Non-Equity	Change in
	Fees Earned	Stock	Option	Incentive	Pension	Other Annual
Name	or Paid (1)	Awards	Awards	Compensation	Value	Compensation	Total
Charles A. Constantino	20,000	0	0	0	0	0	20,000
John E.Gould	14,000	0	0	0	0	0	14,000
Michael R. Holly	14,600	0	0	0	0	0	14,600
Andrew W. Moylan	19,600	0	0	0	0	0	19,600
William J. Reilly	18,000	0	0	0	0	0	18,000
(1)

	Fees Earned or Paid For:
		Actual		Number of
		Participation		Option Awards
		in Board and		Outstanding
	Annual	Committee		at Fiscal
	Retainer ($)	Meetings ($)	Total ($)	Year End
Charles A. Constantino	10,000	10,000	20,000	60,000
John E.Gould	10,000	4,000	14,000	90,000
Michael R. Holly	10,000	4,600	14,600	—
Andrew W. Moylan	10,000	9,600	19,600	33,333
William J. Reilly	10,000	8,000	18,000	90,000
     In 2004 and for a number of years prior, each outside director received each year an option to purchase 10,000 shares of the Common Stock at a price based upon the closing price of the Common Stock on the last trading day of the prior year. As well, in 2004, each outside director received a one-time option grant to acquire 30,000 shares of the Company’s common stock which vest ratably over a three-year period, at a price based upon the closing price on the date of grant. A similar one-time grant was to be made to any new directors of the Company. The purpose of that grant is to retain (and in the case of new directors, attract) highly skilled individuals and encourage cooperative team efforts, while providing an incentive to enhance long term shareholder value. In 2006 the one-time grant to new directors was reduced to 10,000 shares. The option price of director’s grants were 100% of the closing price of the Common Stock on the applicable date if an incentive stock option and 85% of such closing price if a non-qualified option. Outside directors receive $1,000 for each board meeting attended in person and $200 for each meeting attended by telephone conference. Since 2005, in lieu of the annual grant of options previously approved by the Board of Directors, each outside director receives an annual retainer of $10,000, payable quarterly, in addition to fees for each meeting attended. In 2005, the Board of Directors adopted a Directors’ Deferred Compensation Plan, pursuant to which a director may elect to defer any portion of the annual retainer and meetings’ fees. Deferred amounts, until paid pursuant to the plan, will earn interest quarterly at the same rate as the Company earns on its invested cash during the same period.

Certain Relationships and Related Transactions
The Company has an employment agreement with Anthony C. Mazzullo to serve as President and Chief Executive Officer of the Company. See Employment Agreements above.
The Company had an employment agreement with David G. Mazzella to serve as President and Chief Executive Officer of the Company, the term of which expired on December 31, 2007. See Employment Agreements above.
The Company had a severance agreement with Martin F. LoBiondo, which agreement, terminated upon Mr. LoBiondo’s resignation. See Employment Agreements above.
PROPOSAL NO. 2 — 2008 EMPLOYEE STOCK PURCHASE PLAN
The stockholders of the Company are being asked to approve the 2008 Employee Stock Purchase Plan (the “2008 Plan”).
The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan attached as Exhibit F to this Proxy Statement.
The current 1998 Employee Stock Purchase Plan (the “1998 Plan”) will be expiring at the end of June, 2008. Under the 1998 plan, shareholders authorized the purchase of up to 2,000,000 shares of Common Stock. As of December 31, 2007, employees have purchased 453,177 shares. The proposed 2008 Plan is similar to the 1998 Plan, with the following significant changes:
•	Under the 1998 Plan, the Purchase Price was determined to be the lower of 85% of the fair market value of a share of Common Stock on either the Enrollment Date or the Exercise Date. This “look-back” provision is eliminated in the proposed 2008 Plan. Under the 2008 Plan, the Purchase Price will be 85% of the fair market value of a share of Common Stock on the Exercise Date.

•	Under the 1998 Plan, employees could withdraw from the plan at any time prior to the Exercise Date. Under the 2008 Plan, there is a five (5) day black out window immediately prior to the Exercise Date, during which employees are not allowed to withdraw from the Plan.
The 2008 Plan provides for the purchase of up to 2,000,000 shares of Common Stock (the “Shares”) by employees of the Company at a discount from market price. The purpose of the 2008 Plan is to provide employees of the Company with a convenient means to purchase shares of Common Stock of the Company at favorable prices through accumulated payroll deductions and to thereby encourage ownership in the Company. It is the intention of the Company to have the 2008 Plan qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.
Description of the 2008 Plan.
All regular employees of the Company who work at least 20 hours per week and who have been employed by the Company for more than five months in any calendar year are eligible to participate in the 2008 Plan. For purposes of the Plan, an individual will continue to be deemed an eligible employee while the individual is on sick leave or other leave of absence approved by the Company; provided, however, that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employee will be deemed to have been terminated on the 91st day of such leave.
The 2008 Plan will be administered by the Board of Directors of the Company and will continue for ten years unless earlier terminated by the Board.

The 2008 Plan will be implemented by consecutive offering periods, ranging from six (6) months to twenty four (24) months (each of which is referred to herein as an Offering Period). The precise duration of any Offering Period will be announced by the Committee at least five (5) days prior to its commencement. As of the first day of each Offering Period (the “Enrollment Date”), each eligible employee participating in such Offering Period will be granted an option to purchase on the last day of each Offering Period (the “Exercise Date”) up to a number of Shares determined by dividing such employees payroll deductions accumulated prior to such Exercise Date and retained in the employees account as of the Exercise Date by the applicable Purchase Price (as such term is defined below); provided that in no event shall an employee be permitted to purchase during each Offering Period more than 5,000 shares of the Company’s Common Stock. The applicable Purchase Price shall mean an amount equal to 85% of the fair market value of a share of Common Stock on the Exercise Date.
In no event will any employee be granted an option under the 2008 Plan (i) to the extent that, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Unless a participant withdraws from the Plan, such withdrawal not being permitted during the last five (5) days of the offering period, his or her option for the purchase of Shares will be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to withdrawal by the participant.
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the 2008 Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the 2008 Plan) by the participant. In addition, the Board will have the power to impose such restrictions on the transfer of Shares that may be issued under the 2008 Plan during any Offering Period, if such restrictions are announced at least five (5) days prior to the scheduled beginning of the Offering Period to be affected by such restrictions.
The Board of Directors of the Company may at any time and for any reason terminate or amend the 2008 Plan, except no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the 2008 Plan is in the best interests of the Company and its stockholders, and no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.
Summary of Federal Income Tax Consequences of the 2008 Plan.
The following summary is intended only as a general guide as to federal income tax consequences and does not attempt to describe all tax consequences in general or as to specific circumstances.
The 2008 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no participant will recognize income for federal income tax purposes on the purchase of the Shares, but will instead defer the tax consequences until the employee participant sells or otherwise disposes of the Shares.
Depending on when a participant sells any of the stock under the 2008 Plan, the participant will have compensation income and/or capital gain or loss. If the participant employee disposes of Shares purchased under the 2008 Plan more than the later of two years from the beginning of the applicable Offering Period or one year from the Exercise Date, the participant would be deemed to have received compensation income at the time of sale or other disposition taxable as ordinary income equal to the lesser of (a) the amount of the discount allowed on the Shares purchased under the 2008 Plan; or (b) the excess of the fair market value of the Shares at the time of disposition over the purchase price. Any gain on the disposition in excess of the amount treated as ordinary income would be treated as long-term capital gain. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.
If the participant disposes of Shares purchased pursuant to the 2008 Plan before the expiration of either of the required holding periods described above (the disqualifying deposition), the employee participant would recognized ordinary income at the time of the sale or other disposition taxable to the extent that the fair market value of the Common Stock on the Exercise Date was greater than the Purchase Price (i.e., the spread at purchase). This amount is considered ordinary compensation income in the year of sale or other disposition even if no gain is realized on the sale or disposition, and the Company is generally entitled to a deduction equal to the amount the participant is required to report as ordinary compensation income.
As of March 31, 2008, approximately 80 employees would be eligible to participate in the 2008 Plan. Because the price of the Shares to be purchased will not be established until the end of the first Offering Period, and because benefits to be received depends upon participants decisions to participate throughout the Offering Periods, the benefits to be received under the 2008 Plan by the foregoing persons is not determinable at the date of this Proxy Statement. The closing sale price of the Common Stock on the OTCBB National Market on March 31, 2008 was $0.868 per Share.
Registration. Assuming the adoption of the 2008 Plan by the stockholders, the Company expects to register the shares of Common Stock covered by the 2008 Plan under the Securities Act of 1933 as soon as practicable after such approval is obtained. Concurrently, the unused shares that were registered under the 1998 Plan will be deregistered under the Act.
The Board of Directors unanimously recommends a vote FOR the 2008 Employee Stock Purchase Plan.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee has appointed Rotenberg & Co. LLP as independent auditors for the fiscal year ending December 31, 2008. Rotenberg & Co. LLP acted as the independent auditors for the fiscal years ending December 31, 2007, 2006, 2005, and 2004. Representatives of Rotenberg & Co. LLP are expected to be present at the Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.
     Although the appointment of independent auditors is not required to be submitted to a vote by shareholders, the Audit Committee believes as a matter of policy that it is appropriate that the shareholders ratify the Board’s appointment. If the shareholders should not ratify the appointment of Rotenberg & Co. LLP, the Audit Committee will consider other certified public accountants for appointment.
     Audit Fees. During fiscal years 2007 and 2006, the aggregate fees billed to the Company by its independent auditors were $74,000 and $70,500, respectively, for the annual audit of the financial statements and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
     Review of Management’s Assessment of Internal Control Fees. The aggregate fees billed to the Company by its auditors were $2,000 for the fiscal year 2007. Our independent auditors did not render these services to us during the fiscal year 2006.
     Financial Information Systems Design and Implementation Fees. Our independent auditors did not render information technology services to us during the fiscal year ending December 31, 2007.
     Tax Fees. The aggregate fees billed to the Company by its independent auditors for professional services rendered to us during fiscal years 2007 and 2006, other than the audit services referred to above, were $7,000 for both years, all of which was for tax preparation and tax consulting fees.
     The Audit Committee of the Board of Directors has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected Rotenberg & Co. LLP’s independence.
     It is the Audit Committee’s policy, as reflected in its Charter, to pre-approve all audit and non-audit services performed by the Company’s independent auditors. Following a presentation by management to the Audit Committee describing the types of services to be performed in connection with, and the projected budget for, a particular engagement, the Audit Committee informs management whether it approves the engagement and the budget.

PROPOSAL NO. 4 — OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting other than those described above. If any other matters properly come before the Meeting, it is intended that the persons named in the enclosed Proxy will vote the shares of Common Stock represented by signed proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
     Under SEC rules, any shareholder wishing to present a proposal at the Company’s 2009 Annual Meeting of Shareholders must submit the proposal to the Company’s Secretary at its office at 3750 Monroe Avenue, Pittsford, New York 14534, no later than December 12, 2008 in order for the proposal to be considered for inclusion, if appropriate, in the proxy and proxy statement relating to the 2009 Annual Meeting of Shareholders.

By Order of the Board of Directors

Robert N. Latella
Secretary
Pittsford, New York
April 16, 2008

EXHIBIT A
POLICY FOR SHAREHOLDER COMMUNICATIONS WITH BOARD MEMBERS
It is the policy of the Board of Directors of Veramark Technologies, Inc. (the “Company”) that shareholders of the Company who wish to communicate with the Company’s Board may do so by writing to Board of Directors, Veramark Technologies, Inc., Attention: Secretary, 3750 Monroe Avenue Pittsford, New York 14534.
Such communications will be distributed by the Secretary to each member of the Board, no later than the next regularly scheduled Board meeting. Communications directed to a specific member of the Board, or to any specific committee of the Board, will be promptly forwarded only to that particular director or to the Chairman of that particular Committee.
All such communications (i) should relate only to bona fide business issues of the Company, and not any other purpose, (ii) may be disclosed or used by the Company at its discretion, unless the communication clearly states on its face that it is confidential, (iii) may receive a response as the recipient deems appropriate, and (iv) may be anonymous.
The material terms of this policy shall be made available to the Company’s shareholders, in a manner the Board deems appropriate, but at least as may be required by law or regulation.
The Board shall regularly review this policy and make such changes as it deems necessary or appropriate.
***************************

EXHIBIT B
VERAMARK TECHNOLOGIES INC.
Audit Committee of the Board of Directors
CHARTER
I.	PURPOSE
          (A) The Audit Committee, as appointed by the Corporation’s Board, shall provide assistance to the Corporation’s directors in fulfilling their responsibility to the shareholders, potential shareholders, regulatory agencies, and the investment community relating to corporate accounting and reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation.
(B)	The Audit Committee’s primary duties and responsibilities are to:
(1)	Appoint and oversee the work of the Company’s independent accountants; and

(2)	Oversee that the Corporation has established and maintained processes for
(i)	reliable accounting policies and financial reporting and disclosure;

(ii)	assuring that an adequate system of internal control is functioning within the Corporation;

(iii)	complying with all applicable laws, regulations, and corporate policy; and
(iv)	receive, retain and process complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
II.	COMPOSITION
          (A) The Audit Committee shall be comprised of at least one person who shall be a member of the Board and appointed by the Board.
          (B) Each member of the Audit Committee shall be:
(1)	Independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) there under;
(2)	Free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and
(3)	Have a working familiarity with basic finance and accounting practices.
          (C) If any member of the Board qualifies as a “financial expert” as that term is defined by the Exchange Act or the SEC, he or she shall be appointed a member of the Audit Committee.
          (D) The members of the Audit Committee shall be elected by the Board at its annual meeting of the Board held in conjunction with the annual shareholders meeting. Members of the Audit Committee shall hold their office until their successors shall be duly elected and qualified. The Board shall have the power at any time to remove from or add to the membership of the Audit Committee and to fill vacancies, subject to the independence, experience and financial expertise requirements referred to above. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.
III. MEETINGS
     (A) The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee, or if authorized by the Audit Committee, its Chairperson, should meet with the independent accountants and management quarterly to review the Corporation’s financial statements.
     (B) The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.
IV.	INVESTIGATIONS, RETENTION ADVISORS AND FUNDING
     (A) The Audit Committee has the authority to investigate fully any matter it deems necessary in fulfilling its responsibilities, and to that end the Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors or experts.
     (B) The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
V.	RESPONSIBILITIES AND DUTIES
     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations; these activities remain the responsibilities of management and the independent accountants.
     To fulfill its responsibilities and duties, the Audit Committee shall:
Documents/Reports/Review
               (1) Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.
               (2) Make regular reports of its activities to the Board.
               (3) Review with management and the independent accountants the Corporation’s annual financial statements, as included in the Company’s 10-K report, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).
               (4) Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.
               (5) Review all material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
          (6) Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q; including disclosures about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have significant role in the Corporation’s internal controls.
Independent Accountants
          (7) Be directly responsible for the appointment, compensation, and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.
          (8) Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.
          (9) Oversee independence of the accountants by:
               (i) Reviewing and discussing with the accountants on at least an annual basis all significant relationships the accountants have with the Corporation to determine the accountants’ independence.
               (ii) Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No 1”)
               (iii) Reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationship of services between the accountants and the Corporation or any other disclosed relationships for services that may impact the objectivity and independence of the accountants; and
               (iv) Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.
               (v) Meeting with the independent accountants prior to the audit to discuss planning and staffing of the audit.
               (vi) Ensuring that the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
               (vii) Recommending to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

Financial Reporting Process
          (10) Review, with the independent accountant and management, the integrity of the Corporation’s internal and external financial reporting processes, including responsibilities, budget, staffing, reporting and disclosure procedures and any recommended changes.
          (11) Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.
          (12) Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to require information.
          (13) Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.
          (14) Obtain from the independent accountants assurance that its has not received or discovered any information indicating that an illegal act (whether or not perceived to have a material effect on the financial statements of the issuer) has or may have occurred, that is required to be reported to the Corporation under Section 10(A) of the Exchange Act.
Legal Compliance/General
          (15) Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.
          (16) Report through its Chairperson to the Board following meetings of the Audit Committee.
          (17) Maintain minutes or other records of meetings and activities of the Audit Committee.
          (18) Oversee the Corporation’s procedure and process for the:
               (i) Receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and
               (ii) Confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
***************************

EXHIBIT C
VERAMARK TECHNOLOGIES, INC.
Compensation Committee of the Board of Directors
CHARTER
Overview of Role
The Compensation Committee of the Board (the “Compensation Committee”) sets compensation levels for the Chief Executive Officer (“CEO”), all other executive officers of the Company and members of the Company’s Board of Directors, establishes compensation, incentive and benefit plans for such individuals and approves payments under such incentive plans.
The Compensation Committee is also responsible for selecting the recipients of stock options, establishing the timing of grants, and setting the option exercise price within the terms of the Option Plan.
The Compensation Committee’s compensation policies are designed to attract and retain highly skilled individuals, reward outstanding individual performance, encourage cooperative team efforts and provide an incentive to enhance long term stockholder value.
In establishing salaries for the Company’s Chief Executive Officer, other executive officers and directors, consideration is given to salary ranges for comparable positions in similar size companies. Data for such comparisons is obtained from nationwide surveys conducted by independent compensation consulting firms and from reviewing other companies’ compensation information included in their proxy statements.
In setting salaries within competitive ranges, the Compensation Committee considers performance related factors including the Company’s overall results during the past year and its performance relative to a budgeted plan or stated objectives. Consideration also is given to an individual’s contribution to the Company and the accomplishments of departments for which that officer has management responsibility. Potential for future contributions to the Company is also taken into account for all executive officers and directors.
Membership
The membership of the Compensation Committee consists of at least three directors, each of whom is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), as well as applicable NASDAQ rules.
The members of the Compensation Committee are elected by the Board at its annual meeting held in conjunction with the annual shareholders meeting. Members of the Compensation Committee shall hold their office until their successors shall be duly elected and qualified, or until such member’s earlier resignation or removal. The Board shall have the power at any time to remove from or add the membership of the Compensation Committee and to fill vacancies, subject to the independence requirements referred to above. Unless a Chairperson is elected by the full Board, the members of the Compensation Committee may designate a Chairperson by majority vote of the full Compensation Committee membership.
Operations
The Compensation Committee meets at least two (2) times a year. Additional meetings may occur as the Compensation Committee or its Chairperson deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Compensation Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Compensation Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.
Authority
The Compensation Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Compensation Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Compensation Committee will take all necessary steps to preserve the privileged nature of those communications.
Responsibilities
The Compensation Committee will have the follows duties, consistent with applicable law and SEC and NASDAQ rules:
     Compensation Levels for Executive Officers and Directors
     – Review and approve goals and objectives of the CEO and executive management in consultation with the full Board, evaluate CEO, executive officers and directors performance in light of those objectives, and set CEO and executive management compensation levels consistent with those objectives.
     – Review and approve the consideration paid to non-employee directors for annual retainers and/or meeting fees. No member of the Compensation Committee will act to fix his or her own compensation except for uniform compensation paid to all directors for their services as such.
     – Review and approve compensation packages for new executive officers and directors and termination packages for the same and other company employees as requested by management.
     – Review and approve the awards made under any executive officer bonus plan, and provide an appropriate report to the Board.
     Compensation Plans
     – Review the competitiveness of the Company’s executive compensation programs and director compensation to: (a) attract and retain qualified individuals, (b) provide motivation to achieve the Company’s business objectives, and (c) align the interest of key leadership with the long-term interests of the Company’s shareholders.
     – Review trends in management and director compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans.
     – Review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.
     Planning
     – Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.
     – Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.
     – Produce an annual Report of the Compensation Committee on Executive and Director Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations and relevant listing authority.
     – Annually evaluate the Committee’s performance and this Charter.
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EXHIBIT D
VERAMARK TECHNOLOGIES, INC.
Nominating Committee of the Board of Directors
CHARTER
Overview of Role
The Nominating Committee of the Board (the “Nominating Committee”) identifies the slate of director nominees for election to the Company’s Board, recommends candidates to fill vacancies occurring between annual shareholder meetings, and otherwise establishes and oversees the process for nominations for election to the Company’s Board, in accordance with applicable laws and rules.
Membership
The membership of the Nominating Committee consists of all members of the Company’s Board who are independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), as well as applicable NASDAQ rules.
The members of the Nominating Committee are elected by the Board at its annual meeting held in conjunction with the annual shareholders meeting. Members of the Nominating Committee shall hold their office until their successors shall be duly elected and qualified, or until such member’s earlier resignation or removal. The Board shall have the power at any time to remove from or add the membership of the Nominating Committee and to fill vacancies, subject to the independence requirements referred to above. Unless a Chairperson is elected by the full Board, the members of the Nominating Committee may designate a Chairperson by majority vote of the full Nominating Committee membership.
Operations
The Nominating Committee meets at least two (2) times a year. Additional meetings may occur as the Nominating Committee or its Chairperson deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Nominating Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Nominating Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.
Authority
The Nominating Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Nominating Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Nominating Committee will take all necessary steps to preserve the privileged nature of those communications.
Responsibilities
The Nominating Committee has the following responsibilities and duties, consistent with applicable law and SEC and NASDAQ rules:

     Selection of Candidates
     – Annually present a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders.
     – Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors, including with respect to incumbents, prior performance.
     – Assist in identifying, interviewing and recruiting candidates for the Board.
     – Annually review the composition of each committee and present recommendations for committee memberships to the Board as needed.
     Policies
     – Establish and review on an annual basis the Nominating Committee’s policy with regard to the consideration of any director candidates recommended by the Company’s shareholders, including the procedures to be followed by the Company’s shareholders in submitting such recommendations;
     – If the Nominating Committee deems it appropriate, it shall establish and review on an annual basis any specific, minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee for a position on Company’s Board, as well as any specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess;
     – Establish and review on an annual basis a process for identifying and evaluating nominees for director, including nominees recommended by the Company’s shareholders, including and any differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder of the Company.
     Annual Reviews
     – Annually evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders.
     – Regularly review and make recommendations about changes to the charter of the Nominating Committee.
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EXHIBIT E
VERAMARK TECHNOLOGIES INC.
Code of Business Conduct and Ethics
1. Purpose of Code. The purpose of this Code is to establish guidelines for:
     (a) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
     (b) Avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the Code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;
     (c) Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;
     (d) Compliance with applicable governmental laws, rules and regulations;
     (e) The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and
     (f) Accountability for adherence to the Code.
2. Complying With Law. All employees, officers and directors of the Company should respect and comply with all of the laws, rules and regulations of the United States, foreign countries, and the states, counties, cities and other jurisdictions, in which the Company conducts its business, or laws, rules and regulations of which are applicable to the Company.
     While this Code does not summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors, certain laws are summarized below. Please consult with your supervisor or the Company’s legal counsel and the various guidelines which the Company has prepared on specific laws, rules and regulations.
Insider Trading. The Company and its employees, officers and directors must comply with the “insider trading” prohibitions applicable to the Company and its employees, officers and directors. Generally, employees, officers and directors who have access to or knowledge of confidential or non-public information from or about the Company are not permitted to buy, sell or otherwise trade in the Company’s securities, whether or not they are using or relying upon that information. This restriction extends to sharing or tipping others about such information especially since the individuals receiving such information might utilize such information to trade in the Company’s securities. In addition, the Company has implemented trading restrictions to reduce the risk, or appearance, of insider trading.
     Company employees, officers and directors are directed to the Company’s Insider Trading Policy or the Company’s legal counsel if they have questions regarding the applicability of such insider trading prohibitions.
Foreign Corrupt Practices. The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. Your supervisor or the Company’s legal counsel can provide guidance to you in this area.
Licensed Third Party Software. Unauthorized duplication of copyrighted computer software violates the law and is contrary to the Company’s standards of conduct. The Company disapproves of such copying and recognizes the following principles as a basis for preventing its occurrences:
♦	The Company will neither engage in nor tolerate the making or using of unauthorized software copies under any circumstances.

♦	The Company will provide legally acquired software to meet its legitimate software needs in a timely fashion and in sufficient quantities for all of the Company’s computers.

♦	The Company will comply with all license or purchase terms regulating the use of any software the Company acquires or uses.

♦	The Company will enforce strong internal controls to prevent the making or using of unauthorized software copies, including effective measures to verify compliance with these standards and appropriate disciplinary measures for violation of these standards.
It is the Company’s policy that third party developed software may be used to conduct Company business only if it is (i) authorized and licensed for use by the Company; or (ii) is in the public domain and available for use without royalty by the Company. This policy applies to all Company employees and to all contractors working on the Company’s premises or computers.
All software licensed for Company use must be ordered through the Company’s purchasing department or approved in writing in advance. Employees will not be reimbursed for software purchased or obtained through other channels.
3. Conflicts Of Interest. All employees, officer and directors of the Company should be scrupulous in avoiding a conflict of interest with regard to the Company’s interests. A “conflict of interest” exists whenever an individual’s private interest interferes or conflicts in any way (or even appear to interfere or conflict) with the interest of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that make it difficult to perform his or her Company work objectively and effectively. Conflict of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether received from the Company or a third party. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal Law prohibits loans to directors and executive officers under certain circumstances.
     The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should be offered, given, provided or accepted by any Company employee, family member or an employee or agent unless it: (a) is not a cash gift, (b) is consistent with customary business practices, (c) is not excessive in value, (d) cannot be construed as a bribe or payoff; and (e) does not violate any laws or regulations. Please discuss with your supervisor or the Company’s legal counsel any gifts or proposed gifts which you are not certain are appropriate.
     It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor, as a consultant or board member. The best policy is to avoid any direct or indirect business connection with the Company’s customers, suppliers or competitors, except on the Company’s behalf.
     Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors or committees of the Board. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with your supervisor or the Company’s legal counsel.

4. Corporate Opportunity. Employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of Company property, information or position; (b) using Company property, information or position for personal gain; and (c) competing with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interest when the opportunity to do so arises.
5. Confidentiality. Employees, officers and directors of the Company must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Company’s legal counsel or required by laws, regulations or legal proceedings. Whenever feasible, employees, officers and directors should consult their supervisor or the Company’s legal counsel if they believe they have a legal obligation to disclose confidential information. Confidential information includes all non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed.
6. Fair Dealing. Each employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers, competitors, officers and employees. None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.
     The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.
7. Protection And Proper Use Of Company Assets. All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used only for legitimate business purposes.
8. Accounting Matters. The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company.
     All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirement and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.
     Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult with your supervisor or the Company’s legal counsel.
     If any employee, officer or director of the Company has concerns of complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Board of Directors of the Company a set forth in the Section 10 Reporting Any Violations.
9. Public Company Reporting. As a public company, it is critical importance that the Company’s filings with the Securities and Exchange Commissions be accurate and timely. Depending on their position with the Company, an employee, officer or director may be called upon to provide necessary information to assure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements.

10. Reporting Any Violations. The Company takes its responsibility to comply with its Code very seriously and has taken steps to prevent, detect, and correct violations. However, to be successful the Code requires the collective participation of every individual within the Company.
     Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. Employees, officers and directors who have questions about this Code, are concerned that violation of this Code or that other illegal or unethical conduct by employees, officers or directors of the Company have occurred or may occur, should contact their supervisors. If they do not believe it appropriate or are not comfortable approaching their supervisors about their concerns or complaints, they should contact the Board of Directors of the Company by e-mail at a confidential email box named “Compliance” on the corporate network or by land mail at Veramark Technologies, Inc., Attention: Board of Directors/Code of Conduct, 3750 Monroe Avenue, Pittsford, New York 14534.
     Reports may be anonymous but should include sufficient facts so that Veramark can conduct a proper investigation. All reports will be promptly investigated and appropriate corrective action will be taken if warranted by the investigation.
     All reports will be treated confidentially, subject to its duties arising under applicable law, regulations and legal proceedings.
     All reports received by supervisors must be immediately reported to the Board of Directors of the Company.
     It is every employee’s, officer’s and director’s responsibility to report suspected violations as set forth above. Failure to report knowledge of suspected violations of this Code may result in disciplinary action against those who fail to report.
11. Violations and Investigations.
     All reports of violations of this Code will be promptly and thoroughly investigated by the Company. If any employee, officer or director is found to have violated this Code, appropriate action will be taken, including termination of employment or criminal prosecution.
12. No Retaliation. The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.
13. Training. From time to time the Company will implement such procedures for the regular distribution, training and regular communication to employees of the Code and the Company’s accounting and financial controls policies, in order to encourage employee reports of concerns on an on-going basis.
14. Amendment, Modification And Waiver
     This Code may be amended, modified or waived by the Company’s Board of Directors, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules there under and other applicable rules.

EXHIBIT F
VERAMARK TECHNOLOGIES, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
     The following constitute the provisions of the 2008 Employee Stock Purchase Plan of Veramark Technologies, Inc.
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
     2. Definitions.
          (a) “Board" shall mean the Board of Directors of the Company.
          (b) “Code" shall mean the Internal Revenue Code of 1986, as amended.
          (c) “Common Stock" shall mean the Common Stock of the Company.
          (d) “Company” shall mean Veramark Technologies, Inc. and any Designated Subsidiary of the Company.
          (e) “Compensation” shall mean all base straight time gross earnings, but exclusive of payments for overtime, shift premium, commissions, incentive compensation, incentive payments, bonuses and other compensation.
          (f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          (g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.
          (h) “Enrollment Date” shall mean the first day of each Offering Period.
          (i) “Exercise Date” shall mean the last day of each Offering Period.
          (j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;
               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board, or;
          (k) “Offering Period” shall mean a period ranging from six (6) months to twenty four (24) months (the precise duration of any Offering Period to be the Offering Period announced at least five (5) days prior to its commencement as set forth in Section 4 of this Plan) during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after the termination date of the previous Offering Period; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the last Trading Day on or before the termination of the duration of such Offering Period selected by the Board. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.
          (l) “Plan” shall mean this Employee Stock Purchase Plan.
          (m) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.
          (n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
          (o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
          (p) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.
     3. Eligibility.
          (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.
          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the termination of the previous Offering Period, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
     5. Participation.
          (a) An eligible Employee may become a participant in the Plan by completing a Enrollment agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.
          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
     6. Payroll Deductions.
          (a) At the time a participant files his or her Enrollment agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.
          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Enrollment agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new Enrollment agreement unless the Company elects to process a given change in participation more quickly. A participant’s Enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Enrollment agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 5,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.
     10. Withdrawal.
          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan, at any time up to five business days prior to the Exercise Date, by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Enrollment agreement.
          (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
     11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.
     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
     13. Stock.
          (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be Two Million (2,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.
          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse. Certificates representing shares may contain such legends as may be necessary or appropriate pursuant to applicable securities laws, including any legends relating to restrictions on transfer as may be imposed by the Board pursuant to Section 16 of the Plan.
     14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.
     15. Designation of Beneficiary.
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof. The Board shall have the power to impose such restrictions on the transfer of shares of Common Stock that may be issued under the Plan during any Offering Period, if such restrictions are announced at least five (5) days prior to the scheduled beginning of the Offering Period to be affected by such restrictions.
     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
     20. Amendment or Termination.
          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.
     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     22. Conditions Upon issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
           As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.
***************************

ISAAC KAGAN
C/O AMERICAN STOCK TRANSFER AND TRUST CO.
6201 15TH AVENUE
BROOKLYN, NY 11219
VOTE BY INTERNET — www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Veramark Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERAMARK TECHNOLOGIES, INC.

Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s)on the line below.
1.	Election of Directors
	NOMINEES		☐	☐	☐

	01) Charles A. Constantino	04) Anthony C. Mazzullo
	02) John E. Gould	05) Seth J. Collins
03) Andrew W. Moylan

Vote on Proposals		For	Against	Abstain

2.	Approve the 2008 Employee Stock Purchase Plan	☐	☐	☐

3.	Ratification of the appointment of Rotenberg & Co. LLP as auditors for the year ending December 31, 2008	☐	☐	☐

4.	At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies related to the Annual Meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, and 3, and will be voted at the discretion of the Proxies named herein with respect to any matters referred to in Proposal 4.

For address changes and/or comments, please check this box			Please sign your name exactly as it appears hereon.
and write them on the back where indicated.	☐		When signing as attorney, executor, administrator,
trustee or guardian, please add your title as such.
When signing as joint tenants, all parties in the joint
tenancy must sign. If a signer is a corporation, please
	Yes	No	sign in full corporate name by duly authorized officer.

Please indicate if you plan to attend this meeting.
	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VERAMARK TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 28, 2008

VERAMARK TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS MAY 28, 2008
     The undersigned hereby appoints Andrew W. Moylan and Charles A. Constantino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Veramark Technologies, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held 9:00 AM local time (eastern) on May 28, 2008, at the Corporate headquarters located at 3750 Monroe Avenue, Pittsford, NY, and any adjournment.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(s). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side